EXHIBIT 99.1

FOR IMMEDIATE RELEASE	March 26, 2007 Contact: Rosemarie Faccone or Susan Jordan 732-577-9996

Monmouth Real Estate Investment Corporation and Monmouth Capital Corporation
to Combine in a Strategic Transaction Valued at $90.2 million

FREEHOLD, NJ, March 26, 2007 . . . Monmouth Real Estate Investment Corporation (NASDAQ: MNRTA) and Monmouth Capital Corporation (NASDAQ: MONM), announced today that they have entered into a definitive agreement to complete a strategic combination of the two companies. After the transaction is consummated, the combined company will operate under the name Monmouth Real Estate Investment Corporation and will continue as an equity real estate investment trust, owning interests in 55 industrial properties on long-term net-leases to investment grade tenants, as well as investments in REIT securities.

The definitive agreement provides that Monmouth Capital Corporation (“Monmouth Capital”) will merge with a wholly-owned subsidiary of Monmouth Real Estate Investment Corporation (“Monmouth REIT”) and each share of Monmouth Capital’s common stock will be converted into and exchanged for the right to receive 0.655 shares of Monmouth REIT’s common stock. Monmouth Capital’s outstanding options and convertible debentures will remain outstanding and will become exercisable or convertible for Monmouth REIT’s common stock at adjusted strike prices and conversion prices, as applicable, that reflect the exchange ratio. Based on the closing market prices as of March 23, 2007, the combined company would have an enterprise value of approximately $400.8 million. Following the consummation of the merger, Monmouth REIT’s stockholders will own approximately 84.5% and Monmouth Capital’s stockholders will own approximately 15.5% of the combined company, assuming no conversion of Monmouth Capital’s outstanding convertible debentures.

“The combination of Monmouth Real Estate Investment Corporation and Monmouth Capital Corporation enhances our prospects for continued growth and exposure in the marketplace through increased market capitalization and an expanded shareholder base,” said Eugene W. Landy, President and Chairman of both Monmouth REIT and Monmouth Capital. “The core assets of the two companies are complementary and the consolidation will enable management to utilize existing capital and resources more efficiently while providing stockholders with a portfolio of assets with enhanced tenant and geographic diversification. The transaction is expected to be accretive to Monmouth REIT’s projected stand-alone funds from operations. An additional significant benefit will be the productivity savings achieved through managing a larger, combined company.”

Following the merger, the combined company will remain headquartered in Freehold, New Jersey and will be managed by the management team that currently manages both Monmouth REIT and Monmouth Capital. It is anticipated that each company will continue to pay regularly-scheduled dividends through the closing date, which is expected to occur during the third calendar quarter of 2007. Closing of the transaction is subject to customary closing conditions, including approval of the transaction by the stockholders of Monmouth Capital and Monmouth REIT.

Cohen & Steers Capital Advisors, LLC acted as exclusive financial advisor to the Special Committee of the Board of Directors of Monmouth REIT and Venable LLP is serving as its legal counsel. Ferris, Baker Watts, Inc. acted as exclusive financial advisor to the Special Committee of the Board of Directors of Monmouth Capital and Stroock & Stroock & Lavan LLP is serving as its legal counsel.

About Monmouth Real Estate Investment Corporation
Monmouth REIT, which was organized in 1968, is a publicly-owned real estate investment trust specializing in net-leased industrial properties. Monmouth REIT’s equity portfolio consists of forty-two industrial properties and one shopping center located in New Jersey, New York, Connecticut, Maryland, Michigan, Mississippi, Missouri, Massachusetts, Iowa, Illinois, Nebraska, North Carolina, South Carolina, Kansas, Pennsylvania, Florida, Virginia, Ohio, Wisconsin, Arizona, Georgia, and Colorado.  In addition, Monmouth REIT owns a portfolio of REIT securities.

About Monmouth Capital Corporation
Monmouth Capital’s equity portfolio consists of thirteen industrial properties in Florida, Georgia, Illinois, Minnesota, New Jersey, New York, Ohio, Pennsylvania, Tennessee, Texas and Virginia. Monmouth Capital has operated as a public company since 1961.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Monmouth REIT, Monmouth Capital and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, difficulties encountered in integrating the companies, approval of the transaction by the stockholders of the companies, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, the outcome of any legal proceedings that may be instituted against either of the companies or others following announcement of the definitive agreement, the satisfaction of closing conditions to the transaction, inability to realize or delays in realizing the expected synergies, unanticipated operating costs, the effects of general and local economic and real estate conditions and the amount of the costs, fees, expenses and charges related to the transaction. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Additional Information about the Combination and Where to Find It
This press release does not constitute an offer of any securities for sale. In connection with the proposed transaction, Monmouth REIT and Monmouth Capital expect to file a joint proxy statement/prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the joint proxy statement/prospectus because they will contain important information about Monmouth REIT and Monmouth Capital and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus, and other documents filed by Monmouth REIT and Monmouth Capital with the SEC, at the SEC’s website at www.sec.gov. The definitive joint proxy statement/prospectus and other relevant documents may also be obtained free of charge from Monmouth REIT and Monmouth Capital by directing such request to either company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, Attention: Susan Jordan. Investors and security holders are urged to read the proxy statement/prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

Monmouth REIT and Monmouth Capital and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Monmouth REIT and Monmouth Capital in connection with the merger. Information about Monmouth REIT and Monmouth Capital and their respective directors and executive officers is set forth in the respective annual proxy statements and Annual Reports on Form 10-K for Monmouth REIT and Monmouth Capital, which can be found on the SEC’s website at www.sec.gov. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.